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                                                                     Exhibit 4.3


                           IATROS HEALTH NETWORK, INC.
                              1999 SHARE AWARD PLAN



                                    ARTICLE 1

                                    THE PLAN

         1.1. NAME. The name of this Plan is the Iatros Health Network, Inc. 1999 Share Award Plan.

         1.2 PURPOSE AND SCOPE. (a) The purposes of the Plan are to (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide an additional inducement for eligible persons to continue to provide services to the Company (or its affiliates) as an employee or consultant, and (iii) promote the continued business success of the Company (and its affiliates) by creating a long-term mutuality of interests between Plan participants and the Company's shareholders.

                  (b) The Plan provides for the granting of Company Shares. Grants may be made to both Employees and Consultants.

         1.3 EFFECTIVE DATE AND DURATION OF PLAN. The effective date of the Plan shall be March 1, 1999. No Shares may be issued under the Plan subsequent to December 31, 2008; provided that any award made under the Plan prior to the termination date shall continue in effect in accordance with the terms of that grant.


                                    ARTICLE 2

                                   DEFINITIONS

         Capitalized terms in this Plan shall have the following meanings (unless the context plainly requires that a different meaning apply):

         2.1 AFFILIATE. Any parent, subsidiary or other affiliate (as may be designated by the Board) of the Company.


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         2.2 AWARDEE. An Employee or Consultant to whom a Share grant has been made under the terms of this Plan.

         2.3 BOARD. The Board of Directors of the Company.

         2.4 CODE. The Internal Revenue Code of 1986 (and the rules and regulations thereunder), as amended from time to time, or any replacement legislation.

         2.5 COMPANY. Iatros Health Network, Inc., and any successor to such company, whether by merger, consolidation, liquidation or otherwise.

         2.6 CONSULTANT. Any person engaged by the Company or any Affiliate as an independent contractor (non-Employee) to provide services pursuant to the terms of a written contract or otherwise.

         2.7 DISABILITY. Permanent and total disability within the meaning of
Section 22(c)(3) of the Code.

         2.8 EMPLOYEE. All persons employed by the Company or any Affiliate, including officers, whether full-time or part-time.

         2.9 EXCHANGE ACT. The Securities Exchange Act of 1934 (and the rules and regulations thereunder), as amended from time to time, or any replacement legislation.

         2.10 PLAN. The Iatros Health Network, Inc. 1999 Share Award Plan, as amended from time to time.

         2.11 SHARE. One share of the Company's common stock, par value $0.001 per share, as adjusted in accordance with Article 7.


                                    ARTICLE 3

                               PLAN ADMINISTRATION

         3.1 ADMINISTRATION. (a) The Plan shall be administered by the Board. The Board shall have full discretion to administer and interpret the Plan and to adopt such rules, regulations, and procedures as it deems necessary or advisable for the administration and operation of the Plan.



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                  (b) Records shall be kept of any actions taken by the Board under the Plan. A majority of the Board shall constitute a quorum at any meeting. Any acts approved either (1) by a majority of the members present at any meeting at which there is a quorum or (2) in writing by all members of the Board, shall be deemed to be acts of the Board for purposes of this Plan.

                  (c) The Board may delegate any or all of its powers and duties hereunder to one or more (1) committees consisting of such members of the Board as it may designate, or (2) employees of the Company or any Affiliate. The interpretation of, and all actions taken under, the Plan by the Board or its delegate shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees and Consultants. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.


                                    ARTICLE 4

                         SHARES AVAILABLE UNDER THE PLAN

         4.1 AVAILABLE SHARES. (a) Subject to any adjustment or substitution as may be required in Article 7, the aggregate number of Shares which may be issued or delivered and as to which grants may be made under the Plan is four hundred thousand (400,000). If any Shares awarded under the Plan are forfeited for any reason, the number of shares so forfeited shall again be available for purposes of the Plan.

                  (b) The Shares which may be issued or delivered under the Plan may, as determined by the Board from time to time in its sole discretion, be either authorized but unissued shares, reacquired shares or both.


                                    ARTICLE 5

                        ELIGIBILITY AND AWARDS OF SHARES

         5.1 ELIGIBILITY FOR AWARDS. Share awards under the Plan may be made, in the discretion of the Board, to either Employees or Consultants.

         5.2 AWARD OF SHARES. The Board may award eligible persons Shares in such amounts and upon such terms and conditions as it may determine in its sole discretion. The award of Shares, the number of shares covered by such award, and the terms and conditions thereof shall



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be entirely within the discretion of the Board and nothing in the Plan shall be construed as giving any Employee or Consultant any right to participate under this Plan.


                                    ARTICLE 6

                      TERMS AND CONDITIONS OF SHARE AWARDS

         6.1 WRITTEN AGREEMENT. Restricted Share awards shall be evidenced by a written agreement, which shall set forth: (a) the number of Shares granted to an Awardee, (b) the restrictions imposed thereon, if any, (c) the duration of any restrictions, and (4) such other terms and conditions as the Board (or its delegate) may deem necessary or appropriate in its sole discretion. Share awards shall be effective upon execution of the agreement by the Company and the Awardee. The Company's Chief Executive Officer, Chief Operating Officer or their delegate may execute the agreement on behalf of the Company.

         6.2 TERMS AND CONDITIONS OF SHARE AWARDS. Each Share grant made under this Plan shall, in addition to such other terms and conditions as the Board may impose, be subject to the following:

                  (a) Unless otherwise provided by the Board, any Share award hereunder shall vest as follows: (i) One-third of the Shares awarded as of the first anniversary of the date of the award, (ii) an additional one-third of the Shares as of second anniversary of the date of the award, and (iii) the final one-third of the Shares as of third anniversary of the date of the award.

                  (b) Notwithstanding subsection (a), in the event there is a change in control, any outstanding Share awards shall become fully vested (unless otherwise provided by the Board) as of the date of such an event.

                  (c) Unless otherwise provided by the Board, upon the Awardee's death, Disability, or termination as an Employee or Consultant, the nonvested portion (if any) of his or her Share award shall be forfeited.

                  (d) Nonvested Shares may not be sold, transferred, encumbered or otherwise disposed of by the Awardee at any time.

                  (e) For purposes of this Plan, "change in control" means shall mean: (i) the sale of substantially all of the assets of the Company to another person or entity (other than an Affiliate), (ii) the acquisition of actual or beneficial ownership of more than fifty percent of the



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total combined voting power of all classes of Company stock entitled to vote by a person or group of persons acting in concert (other than an Affiliate) who did not own more than fifty percent of such on the date of the Share Award, or (iii) the merger of the Company into another entity (other than an Affiliate), where the Company's shareholders (determined as of the date of merger) own (directly or indirectly) less than fifty percent of the total combined voting power of all classes of stock of the surviving entity.

         6.3 ESCROW FOR RESTRICTED SHARES. (a) Following a Share award hereunder and prior to the lapse or termination of all vesting and other restrictions for a Share award, the awarded Shares shall be held by the Company in escrow. Upon the lapse or termination of all restrictions applicable to all or any portion of an Award, a Share certificate for the nonrestricted shares shall be delivered to the Awardee. Upon an Awardee's death, Disability or termination of employment, any nonvested Shares held in escrow for the Awardee shall be forfeited in accordance with Section 6.2(c).

                  (b) Subject to the requirements of Section 6.4 (and such other requirements as may be imposed by the Board in its sole discretion), the Awardee shall be treated as the shareholder of record with respect to the awarded shares and shall have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

                  (c) A Share certificate for those shares awarded without any restrictions shall be issued directly to the Awardee.

         6.4 SHARE DIVIDENDS AND DISTRIBUTIONS. If a dividend or other distribution declared with respect to Shares is payable in Shares, any Shares distributed with respect to the Shares held in escrow hereunder also shall be held in escrow subject to the same terms and restrictions applicable to the escrowed Shares to which such distribution relates. If the Shares held in escrow shall be changed into or exchangeable for a different number or kind of stock or other securities of the Company or other corporation (whether through reorganization, reclassification, recapitalization, stock split-up, merger or otherwise), such substituted stock or other securities shall be held in escrow subject to the same terms and restrictions as were applicable to the replaced shares. Any cash or other property paid as a dividend or in lieu of a fractional share shall be held in escrow subject to the same terms and restrictions as are applicable to the escrowed Shares to which the payment relates.



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         6.5 COMPLIANCE WITH APPLICABLE LAWS AND CORPORATE DOCUMENTS. (a) The
Company shall have the right to place appropriate legends upon the certificate for any Shares issued pursuant to this Plan and take such other acts as it may deem necessary or appropriate to ensure that the grant of Shares complies with applicable provisions of state and federal securities laws.

                  (b) The Company shall not be obligated to issue Shares under this Plan that would violate any law, regulation, rule or order. The Company may require an Awardee to make representations, enter into restrictive agreements, or take such other actions as the Company may deem necessary or appropriate to ensure compliance with (1) any applicable law, regulation, rule or order, or (2) the Company's Articles of Incorporation and By-Laws.


                                    ARTICLE 7

                      ADJUSTMENT AND SUBSTITUTION OF SHARES

         7.1 ADJUSTMENT OF SHARES. If a dividend or other distribution declared with respect to Shares is payable in additional Shares, the number of remaining shares set forth in Article 4 shall be adjusted by adding thereto the number of Shares that would have been distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such Share distribution.

         7.2 SUBSTITUTION OF SHARES. If the outstanding Shares shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or other corporation (whether through reorganization, reclassification, recapitalization, stock split-up, merger or otherwise), there shall be substituted for each share of the remaining Shares referred to in
Article 4, the number and kind of shares of stock or other securities into which each outstanding Shares shall be so changed or for which each such share shall be exchangeable.

         7.3 FRACTIONAL SHARES. Any fractional shares or other securities resulting from any adjustment or substitution provided for in this Article 7 shall be eliminated and not carried forward to any subsequent adjustment or substitution.


                                    ARTICLE 8

                                   WITHHOLDING

         To the extent required by applicable Federal, state or local law, the Awardee shall make such arrangements as may be required or which are satisfactory to the Company, in its sole



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discretion, for the satisfaction of any tax withholding obligations that arise in connection with the grant of Shares under the Plan. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.


                                    ARTICLE 9

                            AMENDMENT AND TERMINATION

         9.1 RIGHT TO AMEND. (a) The Company shall have the right to amend the Plan at any time and from time to time.

                  (b) No amendment or termination of the Plan shall, without the written consent of an Awardee of Shares granted under the Plan prior to the date of the amendment or termination, adversely affect the rights of the holder with respect to such award.

                  (c) Notwithstanding anything herein or in any Share award agreement to the contrary, the Company shall have the power to amend the Plan in any manner deemed necessary or advisable for Shares awarded under the Plan to qualify for any exemption provided under Section 16(b) of the Exchange Act, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Share awards previously granted under the Plan. In the event of such an amendment to the Plan, the Awardee of any Share award held in escrow shall, upon request of the Company and as a condition for obtaining such Shares out of escrow, execute a conforming amendment in the form prescribed by the Company to the award agreement within such reasonable period of time as the Company shall specify in such request.

         9.2 RIGHT TO TERMINATE. The Company shall have the right to terminate the Plan at any time, provided, that any outstanding awarded Share awards held in escrow on the date of termination shall continue in effect under the terms of the grant. No new Share awards may be granted or made under the Plan on or after the date of termination.


                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 REGISTRATION, LISTING AND QUALIFICATION OF SHARES. Each Share award shall be subject to the requirement that if at any time the Board shall determine that the registration,



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listing, or qualification of the Shares covered thereby upon any securities exchange or market or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with such Share grant, no such Shares may be transferred unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Company. Any Awardee shall make such representations, warranties and agreements and furnish such information as the Board or the Company may request to assure compliance with the foregoing or any other applicable legal requirements.

         10.2 NO RIGHTS TO CONTINUED EMPLOYMENT; NO RESTRICTIONS. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee or Consultant any right to be retained in the employee of the Company or any Affiliate. Nothing in this Plan shall restrict the Company's rights to adopt other plans pertaining to any or all of the Employees or Consultants covered under this Plan or other Employees or Consultants not covered under this Plan.

         10.3 COSTS AND EXPENSES. Except as provided herein, all costs and expenses of administering the Plan shall be paid by the Company.

         10.4 GOVERNMENT REGULATIONS. The rights of Awardees and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

         10.5 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         10.6 INVALIDITY. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

         10.7 NOTICE. Any notice, consent, election or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent, election or demand is to be mailed, it shall be sent by hand delivery or by United States certified mail, postage prepaid, addressed to the addressee's last known address. The date of such delivery or mailing shall be deemed the date of notice, consent, election or demand.



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